AMC NETWORKS INC. REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS

New York, NY – February 9, 2024: AMC Networks Inc. ("AMC Networks" or the "Company") (NASDAQ: AMCX) today reported financial results for the fourth quarter and full year ended December 31, 2023.

AMC Networks Chief Executive Officer Kristin Dolan said: "In the fourth quarter and across 2023, we continued to see success in the areas that will drive this company forward – programming, partnerships and profitability. I’m encouraged that this year we were able to grow streaming revenue and strengthen our subscriber base, expand our consolidated AOI(1) margin to 25%, and meaningfully grow our free cash flow. Nearly a year since joining AMC Networks as CEO, I am proud of the progress we have made in a fast-changing environment, and the new and innovative ways we are engaging with viewers and our commercial and creative partners."

Operational Highlights:
•Significant affiliate renewal activity in 2023 including major domestic partners Charter and Dish/Sling, among others.
◦Renewed majority of our footprint across Canada and executed deals with Canadian video distributors to carry AMC+ and our streaming services.
•Collaborated with Philo on an innovative new packaging arrangement that will include AMC+ ad-supported in Philo’s base video offering for all new and returning customers, at no additional cost to the customer.
•Expanded the addressable market of AMC+ through the launch of an ad-supported tier in the third quarter, with strong new sign-up activity on available platforms since launch.
•Continued expansion of our growing FAST channels business, now with 17 FAST channels, representing 100 channel feeds across 11 distinct distribution platforms.
•Delighted fans in 2023 with a deep slate of original programming across our networks and services including Anne Rice’s Mayfair Witches, Dark Winds, The Walking Dead: Dead City, The Walking Dead: Daryl Dixon, Acorn TV's Harry Wild, WE tv's Love After Lockup and Toya & Reginae, anime hit OSHI NO KO on HIDIVE, and indie film success Blackberry, among many others.
•Kicking off 2024 with highly anticipated new original programming including:
◦Monsieur Spade, starring Clive Owen, on AMC, AMC+ and Acorn TV, which premiered in January.
◦The Walking Dead: The Ones Who Live, starring Andrew Lincoln and Danai Gurira as their iconic characters, Rick and Michonne, premiering February 25th.
◦Parish, starring Giancarlo Esposito, which debuts on AMC and AMC+ in March.
◦Orphan Black: Echoes, starring Krysten Ritter, set in the world of Orphan Black, to launch on AMC, AMC+ and BBC AMERICA.

Dollars in thousands, except per share amounts	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	Change	2023	2022	Change
Net Revenues	$678,848	$964,520	(29.6)%	$2,711,877	$3,096,545	(12.4)%
Operating Income (Loss)	$(11,443)	$(391,641)	97.1%	$388,412	$86,916	n/m
Adjusted Operating Income (1)	$100,296	$137,371	(27.0)%	$670,104	$738,402	(9.2)%

Diluted Earnings (Loss) Per Share	$(0.50)	$(6.11)	91.8%	$4.90	$0.17	n/m
Adjusted Earnings Per Share (1)	$0.72	$2.52	(71.4)%	$7.20	$9.21	(21.8)%

Net cash provided by operating activities	$72,780	$145,243	(49.9)%	$203,919	$181,834	12.1%
Free Cash Flow (1)	$65,965	$134,481	(50.9)%	$168,712	$137,562	22.6%
(1) See page 6 of this earnings release for a discussion of non-GAAP financial measures used in this release. This discussion includes the definition of Adjusted Operating Income, Adjusted EPS and Free Cash Flow.

Full Year Financial Highlights:
•Net cash provided by operating activities of $204 million; Free Cash Flow of $169 million, year-over-year growth of 23%.
◦Free Cash Flow for the full year included $113 million of one-time cash restructuring payments, excluding these payments, Free Cash Flow would have been $281 million.
•Net revenues of $2,712 million.
◦Streaming revenues increased 13% to $566 million; ended 2023 with 11.4 million streaming subscribers.
•Operating income of $388 million; Adjusted Operating Income of $670 million, with a margin of 25%.
•Diluted EPS of $4.90; Adjusted EPS of $7.20.

Fourth Quarter Financial Highlights:
•Net cash provided by operating activities of $73 million; Free Cash Flow of $66 million.
•Net revenues of $679 million.
•Operating loss of $11 million; Adjusted Operating Income of $100 million.
•Diluted EPS of $(0.50); Adjusted EPS of $0.72.

Segment Results:
(dollars in thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	Change	2023	2022	Change
Net Revenues:
Domestic Operations	$581,716	$861,108	(32.4)%	$2,316,587	$2,675,142	(13.4)%
International and Other	99,502	107,633	(7.6)%	404,476	442,525	(8.6)%
Inter-segment Eliminations	(2,370)	(4,221)	43.9%	(9,186)	(21,122)	56.5%
Total Net Revenues	$678,848	$964,520	(29.6)%	$2,711,877	$3,096,545	(12.4)%

Operating Income (Loss):
Domestic Operations	$59,897	$(287,426)	n/m	$583,542	$286,517	103.7%
International and Other	(20,046)	(36,702)	45.4%	(9,624)	3,031	n/m
Corporate / Inter-segment Eliminations	(51,294)	(67,513)	24.0%	(185,506)	(202,632)	8.5%
Total Operating Income (Loss)	$(11,443)	$(391,641)	97.1%	$388,412	$86,916	n/m

Adjusted Operating Income (Loss):
Domestic Operations	$123,539	$153,987	(19.8)%	$712,744	$789,396	(9.7)%
International and Other	7,158	13,480	(46.9)%	60,548	68,989	(12.2)%
Corporate / Inter-segment Eliminations	(30,401)	(30,096)	(1.0)%	(103,188)	(119,983)	14.0%
Total Adjusted Operating Income	$100,296	$137,371	(27.0)%	$670,104	$738,402	(9.2)%

Domestic Operations
Full Year Results:
•Domestic Operations' revenues decreased 13% from the prior year to $2,317 million.
◦Distribution and other revenues decreased 11% to $1,683 million.
▪Content licensing revenues decreased 30% to $343 million due to the timing and availability of deliveries in the period. The prior year period included deliveries of Silo, an AMC Studios produced series for a third party, and the early delivery of certain episodes of The Walking Dead and Fear the Walking Dead. Revenues related to deliveries of Silo were $56 million in 2023 and $126 million in 2022.
▪Subscription revenues decreased 4% to $1,340 million due to declines in the linear subscriber universe, partially offset by streaming revenue growth.
•Streaming revenues increased 13% to $566 million due to the strengthening of our subscriber base, year-over-year streaming subscriber growth and price increases.
•Affiliate revenues declined 13% due to basic subscriber declines including the 3% revenue impact of a strategic non-renewal that occurred at the end of 2022.
◦Advertising revenues decreased 20% to $634 million due to anticipated linear ratings declines, a challenging ad market and fewer original programming episodes within the year, partly offset by digital and advanced advertising revenue growth.
•Operating income of $584 million included an impairment charge related to our BBCA joint venture of $42 million.
•Adjusted Operating Income decreased 10% to $713 million, with a margin of 31%. The decrease in Adjusted Operating Income was primarily driven by a decrease in revenues, partly offset by continued cost management measures, including programming and marketing efficiencies.

Fourth Quarter Results:
•Domestic Operations' revenues decreased 32% from the prior year to $582 million.
◦Distribution and other revenues decreased 35% to $423 million.
▪Content licensing revenues decreased 68% to $96 million due to the timing and availability of deliveries in the period. The prior year period included deliveries of Silo, an AMC Studios produced series for a third party, and the early delivery of certain episodes of The Walking Dead and Fear the Walking Dead. Revenues related to deliveries of Silo in the prior year period were $126 million.
▪Subscription revenues decreased 8% to $327 million due to declines in the linear subscriber universe, partially offset by streaming revenue growth.
•Streaming revenues increased 4% to $145 million, primarily driven by the strengthening of our subscriber base and partially driven by year-over-year streaming subscriber growth.
◦Streaming subscribers increased 1% to 11.4 million as compared to the prior year period. As compared to 3Q'23 subscribers of 11.1 million, fourth quarter subscribers sequentially increased 3%.
•Affiliate revenues declined 16% due to basic subscriber declines including the 4% revenue impact of a strategic non-renewal that occurred at the end of 2022.
◦Advertising revenues decreased 23% to $158 million due to anticipated linear ratings declines, a challenging ad market and fewer original programming episodes within the quarter, partly offset by digital and advanced advertising revenue growth.
•Operating income of $60 million included an impairment charge related to our BBCA joint venture of $42 million.
•Adjusted Operating Income decreased 20% to $124 million, with a margin of 21%. The decrease in Adjusted Operating Income was primarily driven by a decrease in revenues, partly offset by continued cost management measures, including programming and marketing efficiencies.

International and Other
Full Year Results:
•International and Other revenues decreased 9% from the prior year to $404 million.
◦Distribution and other revenues decreased 10% to $323 million, primarily due to lower production volumes at 25/7 Media.
▪Subscription revenues decreased 1% to $221 million due to the non-renewal of an AMCNI distribution agreement in the U.K. that occurred in the fourth quarter of 2023.
▪Content licensing revenues decreased 25% to $102 million due to a reduction in the volume of productions at 25/7 Media.
◦Advertising revenues decreased 2% to $82 million due to marketplace declines in the U.K., partially offset by digital and advanced advertising growth in the U.K.
•Operating loss of $10 million included impairment charges of $45 million related to 25/7 Media.
•Adjusted Operating Income decreased 12% to $61 million. The decrease in Adjusted Operating Income was driven by a decrease in revenues and an increase in selling, general and administrative expenses, partly offset by a decrease in technical and operating expenses.

Fourth Quarter Results:
•International and Other revenues decreased 8% from the prior year to $100 million.
◦Distribution and other revenues decreased 11% to $76 million, primarily due to lower production volumes at 25/7 Media.
▪Subscription revenues decreased 5% to $51 million due to the non-renewal of an AMCNI distribution agreement in the U.K. that occurred in the fourth quarter of 2023.
▪Content licensing revenues decreased 21% to $25 million due to a reduction in the volume of productions at 25/7 Media.
◦Advertising revenues increased 7% to $24 million due to the beneficial impact of foreign currency translation and higher sales in Central and Eastern Europe.
•Operating loss of $20 million included an impairment charge of $20 million related to 25/7 Media.
•Adjusted Operating Income decreased 47% to $7 million. The decrease in Adjusted Operating Income was driven by a decrease in revenues and an increase in selling, general and administrative expenses, partly offset by a decrease in technical and operating expenses.

Other Matters
Open Market Repurchase of 4.75% Senior Notes due 2025
In December 2023, the Company repurchased $25.3 million principal amount of our 4.75% senior notes due 2025 on the open market, at a discount, and retired the repurchased notes.
Redemption of 5.00% Senior Notes due 2024
In December 2023, the Company redeemed the remaining $400 million principal amount of our 5.00% senior notes due 2024. The 2024 senior notes were redeemed at a redemption price of 100.000% of the principal amount plus accrued and unpaid interest.
25/7 Media Sale
On December 29, 2023, the Company sold its remaining interest in 25/7 Media to the noncontrolling interest holders.
The results of operations of 25/7 Media are included in the consolidated financial statements through the date of sale. In 2023, 25/7 Media represented $91 million of revenue and $4 million of Adjusted Operating Income in our International and Other segment.
Impairment and other charges
Impairment and other charges of $96.7 million for the year ended December 31, 2023 primarily consisted of $65.4 million of long-lived assets impairment charges at BBCA and 25/7 Media, and $21.7 million of goodwill impairment charges at 25/7 Media.
In June 2023, given the impact of market challenges at 25/7 Media, specifically as it relates to reduced demand for new content and series cancellations from third parties, we determined that sufficient indicators of potential impairment of long-lived assets and goodwill existed at 25/7 Media and an impairment charge of $24.9 million was recorded.
In December 2023, we recognized an additional impairment charge of $19.8 million, reflecting a write-down of substantially all of the goodwill associated with the 25/7 Media reporting unit.
During the fourth quarter of 2023, given continued market challenges and linear declines, we determined that the carrying amount of the BBCA asset group exceeded its fair value, therefore an impairment charge of $42.4 million was recorded.
Stock Repurchase Program & Outstanding Shares
As previously disclosed, the Company's Board of Directors has authorized a program to repurchase up to $1.5 billion of the Company’s outstanding shares of common stock. The Stock Repurchase Program has no pre-established closing date and may be suspended or discontinued at any time. During the quarter ended December 31, 2023, the Company did not repurchase any shares. As of December 31, 2023, the Company had $135 million of authorization remaining for repurchase under the Stock Repurchase Program.
As of February 2, 2024, the Company had 32,077,134 shares of Class A Common Stock and 11,484,408 shares of Class B Common Stock outstanding.
Please see the Company’s Form 10-K for the year ended December 31, 2023, which will be filed later today, for further details regarding the above matters.

Description of Non-GAAP Measures

Internally, the Company uses net revenues, Adjusted Operating Income (Loss), and Free Cash Flow measures as the most important indicators of its business performance and evaluates management’s effectiveness with specific reference to these indicators.

The Company defines Adjusted Operating Income (Loss), which is a non-GAAP financial measure, as operating income (loss) before share-based compensation expense or benefit, depreciation and amortization, impairment and other charges (including gains or losses on sales or dispositions of businesses), restructuring and other related charges, cloud computing amortization, and including the Company’s proportionate share of adjusted operating income (loss) from majority-owned equity method investees. From time to time, we may exclude the impact of certain events, gains, losses, or other charges (such as significant legal settlements) from AOI that affect our operating performance. Because it is based upon operating income (loss), Adjusted Operating Income (Loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. The Company believes that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of the business without regard to the effect of the settlement of an obligation that is not expected to be made in cash.

The Company believes that Adjusted Operating Income (Loss) is an appropriate measure for evaluating the operating performance of the business segments and the Company on a consolidated basis. Adjusted Operating Income (Loss) and similar measures with similar titles are common performance measures used by investors, analysts, and peers to compare performance in the industry.

Adjusted Operating Income (Loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), and other measures of performance presented in accordance with U.S. generally accepted accounting principles ("GAAP"). Since Adjusted Operating Income (Loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to Adjusted Operating Income (Loss), please see page 9-10 of this release.

The Company defines Free Cash Flow, which is a non-GAAP financial measure, as net cash provided by operating activities less capital expenditures, all of which are reported in our Consolidated Statement of Cash Flows. The Company believes the most comparable GAAP financial measure of its liquidity is net cash provided by operating activities. The Company believes that Free Cash Flow is useful as an indicator of its overall liquidity, as the amount of Free Cash Flow generated in any period is representative of cash that is available for debt repayment, investment, and other discretionary and non-discretionary cash uses. The Company also believes that Free Cash Flow is one of several benchmarks used by analysts and investors who follow the industry for comparison of its liquidity with other companies in the industry, although the Company’s measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies. For a reconciliation of net cash provided by operating activities to Free Cash Flow, please see page 12 of this release.

The Company defines Adjusted Earnings per Diluted Share (“Adjusted EPS”), which is a non-GAAP financial measure, as earnings per diluted share excluding the following items: amortization of acquisition-related intangible assets; impairment and other charges (including gains or losses on sales or dispositions of businesses); non-cash impairments of goodwill, intangible and fixed assets; restructuring and other related charges; and the impact associated with the modification of debt arrangements, including gains and losses related to the extinguishment of debt; as well as the impact of taxes on the aforementioned items. The Company believes the most comparable GAAP financial measure is earnings per diluted share. The Company believes that Adjusted EPS is one of several benchmarks used by analysts and investors who follow the industry for comparison of its performance with other companies in the industry, although the Company’s measure of Adjusted EPS may not be directly comparable to similar measures reported by other companies. For a reconciliation of earnings per diluted share to Adjusted EPS, please see page 13-14 of this release.

Forward-Looking Statements

This earnings release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industries in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections entitled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

Conference Call Information

AMC Networks will host a conference call today at 8:30 a.m. ET to discuss its fourth quarter and full year 2023 results. To listen to the call, please visit investors.amcnetworks.com.

About AMC Networks Inc.

AMC Networks (Nasdaq: AMCX) is home to many of the greatest stories and characters in TV and film and the premier destination for passionate and engaged fan communities around the world. The company creates and curates celebrated series and films across distinct brands and makes them available to audiences everywhere. Its portfolio includes targeted streaming services AMC+, Acorn TV, Shudder, Sundance Now, ALLBLK and HIDIVE; cable networks AMC, BBC AMERICA (operated through a joint venture with BBC Studios), IFC, SundanceTV and WE tv; and film distribution labels IFC Films and RLJE Films. The company also operates AMC Studios, its in-house studio, production and distribution operation behind acclaimed and fan-favorite originals including The Walking Dead Universe and the Anne Rice Immortal Universe; and AMC Networks International, its international programming business.

Contacts

Investor Relations	Corporate Communications
Nicholas Seibert	Georgia Juvelis
nicholas.seibert@amcnetworks.com	georgia.juvelis@amcnetworks.com

AMC NETWORKS INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenues, net	$678,848	$964,520	$2,711,877	$3,096,545
Operating expenses:
Technical and operating (excluding depreciation and amortization)	393,910	612,434	1,327,500	1,515,902
Selling, general and administrative	196,951	226,373	764,087	896,817
Depreciation and amortization	27,773	27,671	107,402	107,227
Impairment and other charges	66,407	40,717	96,689	40,717
Restructuring and other related charges	5,250	448,966	27,787	448,966
Total operating expenses	690,291	1,356,161	2,323,465	3,009,629
Operating income (loss)	(11,443)	(391,641)	388,412	86,916
Other income (expense):
Interest expense	(37,399)	(36,677)	(152,703)	(133,762)
Interest income	10,074	4,774	37,018	13,326
Miscellaneous, net	10,761	28	23,279	3,568
Total other expense	(16,564)	(31,875)	(92,406)	(116,868)
Income (loss) from operations before income taxes	(28,007)	(423,516)	296,006	(29,952)
Income tax benefit (expense)	(11,881)	144,098	(94,606)	40,980
Net income (loss) including noncontrolling interests	(39,888)	(279,418)	201,400	11,028
Net (income) loss attributable to noncontrolling interests	18,079	14,729	14,064	(3,434)
Net income (loss) attributable to AMC Networks’ stockholders	$(21,809)	$(264,689)	$215,464	$7,594

Net income (loss) per share attributable to AMC Networks’ stockholders:
Basic	$(0.50)	$(6.11)	$4.92	$0.18
Diluted	$(0.50)	$(6.11)	$4.90	$0.17

Weighted average common shares:
Basic	43,951	43,328	43,827	43,135
Diluted	43,951	43,328	43,991	43,731

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31, 2023
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$59,897	$(20,046)	$(51,294)	$(11,443)
Share-based compensation expenses	3,632	888	1,474	5,994
Depreciation and amortization	11,441	4,183	12,149	27,773
Restructuring and other related charges	(590)	2,292	3,548	5,250
Impairment and other charges	46,566	19,841	—	66,407
Cloud computing amortization	6	—	3,722	3,728
Majority owned equity investees AOI	2,587	—	—	2,587
Adjusted operating income (loss)	$123,539	$7,158	$(30,401)	$100,296

	Three Months Ended December 31, 2022
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$(287,426)	$(36,702)	$(67,513)	$(391,641)
Share-based compensation expenses	2,815	2,142	1,167	6,124
Depreciation and amortization	11,872	4,469	11,330	27,671
Restructuring and other related charges	423,205	2,854	22,907	448,966
Impairment and other charges	—	40,717	—	40,717
Cloud computing amortization	6	—	2,013	2,019
Majority owned equity investees AOI	3,515	—	—	3,515
Adjusted operating income (loss)	$153,987	$13,480	$(30,096)	$137,371

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

	Twelve Months Ended December 31, 2023
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$583,542	$(9,624)	$(185,506)	$388,412
Share-based compensation expenses	13,765	3,388	8,512	25,665
Depreciation and amortization	46,494	18,127	42,781	107,402
Restructuring and other related charges	3,350	3,934	20,503	27,787
Impairment and other charges	51,966	44,723	—	96,689
Cloud computing amortization	21	—	10,522	10,543
Majority owned equity investees AOI	13,606	—	—	13,606
Adjusted operating income (loss)	$712,744	$60,548	$(103,188)	$670,104

	Twelve Months Ended December 31, 2022
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$286,517	$3,031	$(202,632)	$86,916
Share-based compensation expenses	12,815	3,900	13,271	29,986
Depreciation and amortization	49,588	18,487	39,152	107,227
Restructuring and other related charges	423,205	2,854	22,907	448,966
Impairment and other charges	—	40,717	—	40,717
Cloud computing amortization	23	—	7,319	7,342
Majority owned equity investees AOI	17,248	—	—	17,248
Adjusted operating income (loss)	$789,396	$68,989	$(119,983)	$738,402

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

Capitalization	December 31, 2023
Cash and cash equivalents	$570,576

Credit facility debt (a)	$607,500
Senior notes (a)	1,774,729
Total debt	$2,382,229

Net debt	$1,811,653

Finance leases	19,131
Net debt and finance leases	$1,830,784

	Twelve Months Ended December 31, 2023
Operating Income (GAAP)	$388,412
Share-based compensation expense	25,665
Depreciation and amortization	107,402
Restructuring and other related charges	27,787
Impairment and other charges	96,689
Cloud computing amortization	10,543
Majority owned equity investees AOI	13,606
Adjusted Operating Income (Non-GAAP)	$670,104

Leverage ratio (b)	2.7	x

(a)Represents the aggregate principal amount of the debt.
(b)Represents net debt and finance leases divided by Adjusted Operating Income for the twelve months ended December 31, 2023. This ratio differs from the calculation contained in the Company's credit facility. No adjustments have been made for consolidated entities that are not 100% owned.

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

Free Cash Flow (1)(2)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$72,780	$145,243	$203,919	$181,834
Less: capital expenditures	(6,815)	(10,762)	(35,207)	(44,272)
Free cash flow	$65,965	$134,481	$168,712	$137,562

Supplemental Cash Flow Information	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Restructuring initiatives (3)	$(10,960)	$(324)	$(112,550)	$(324)
Distributions to noncontrolling interests	(25,330)	(6,725)	(72,876)	(34,957)

(1) Beginning with the first quarter of 2023, we adjusted our free cash flow definition to exclude distributions to non-controlling interests which are discretionary in nature. Prior period amounts have been adjusted to conform to the current period presentation.
(2) Free Cash Flow includes the impact of certain cash receipts or payments (such as restructuring initiatives, significant legal settlements, and programming write-offs) that affect period-to-period comparability.
(3) Restructuring initiatives includes cash payments of $5.4 million and $66.7 million for content impairments and other exit costs for the three and twelve months ended December 31, 2023, respectively, and $5.6 million and $45.9 million for severance and employee-related costs, for the three and twelve months ended December 31, 2023, respectively.

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands, except per share amounts)
(Unaudited)

Adjusted Earnings Per Share

	Three Months Ended December 31, 2023
	Income (loss) from operations before income taxes	Income tax (expense) benefit	Net (income) loss attributable to noncontrolling interests	Net income (loss) attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$(28,007)	$(11,881)	$18,079	$(21,809)	$(0.50)
Adjustments:
Amortization of acquisition-related intangible assets	9,811	(1,887)	(1,331)	6,593	0.15
Restructuring and other related charges	5,250	(496)	(921)	3,833	0.09
Impairment and other charges	66,407	(2,067)	(21,226)	43,114	0.98
Impact of debt modification	—	—	—	—	—
Adjusted Results (Non-GAAP)	$53,461	$(16,331)	$(5,399)	$31,731	$0.72

	Three Months Ended December 31, 2022
	Income (loss) from operations before income taxes	Income tax (expense) benefit	Net (income) loss attributable to noncontrolling interests	Net income (loss) attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$(423,516)	$144,098	$14,729	$(264,689)	$(6.11)
Adjustments:
Amortization of acquisition-related intangible assets	10,274	(1,911)	(1,680)	6,683	0.15
Restructuring and other related charges	448,966	(99,285)	(21,846)	327,835	7.57
Impairment and other charges	40,717	—	—	40,717	0.94
Impact of debt modification	—	—	—	—	—
Dilutive share basis difference - GAAP vs. Adjusted(1)	—	—	—	—	(0.03)
Adjusted Results (Non-GAAP)	$76,441	$42,902	$(8,797)	$110,546	$2.52
(1) For the reconciliation of Adjusted EPS to GAAP EPS, the item “Dilutive share basis difference - GAAP vs. Adjusted” represents the impact of the adjustments from a net loss to net income position, which required a change in the dilutive shares outstanding to reflect additional dilutive shares associated with restricted stock units that were considered anti-dilutive on a GAAP basis.

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands, except per share amounts)
(Unaudited)

Adjusted Earnings Per Share

	Twelve Months Ended December 31, 2023
	Income (loss) from operations before income taxes	Income tax (expense) benefit	Net (income) loss attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$296,006	$(94,606)	$14,064	$215,464	$4.90
Adjustments:
Amortization of acquisition-related intangible assets	40,537	(8,353)	(6,069)	26,115	0.59
Restructuring and other related charges	27,787	(5,891)	(1,125)	20,771	0.47
Impairment and other charges	96,689	(5,585)	(37,175)	53,929	1.23
Impact of debt modification	605	(147)	—	458	0.01
Adjusted Results (Non-GAAP)	$461,624	$(114,582)	$(30,305)	$316,737	$7.20

	Twelve Months Ended December 31, 2022
	Income (loss) from operations before income taxes	Income tax (expense) benefit	Net (income) loss attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$(29,952)	$40,980	$(3,434)	$7,594	$0.17
Adjustments:
Amortization of acquisition-related intangible assets	41,469	(8,073)	(6,720)	26,676	0.61
Restructuring and other related charges	448,966	(99,285)	(21,846)	327,835	7.50
Impairment and other charges	40,717	—	—	40,717	0.93
Impact of debt modification	—	—	—	—	—
Adjusted Results (Non-GAAP)	$501,200	$(66,378)	$(32,000)	$402,822	$9.21